Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 for Arch Therapeutics, Inc. and Subsidiary (collectively, the “Company”) of our report dated December 17, 2021, relating to the consolidated financial statements of the Company as of and for the years ended September 30, 2021 and 2020. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Baker Tilly US, LLP

Tewksbury, Massachusetts

October 25, 2022